SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 20, 2003
                                                          ---------------



                                EATON VANCE CORP.
                               ------------------
             (Exact name of registrant as specified in its charter)



         Maryland                       1-8100                    04-2718215
----------------------------     ------------------------     ------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)


255 State Street, Boston, Massachusetts                               02109
---------------------------------------                           -------------
(Address of principal executive offices)                            (Zip Code)



       Registrant's telephone number, including area code: (617) 482-8260
                                                           --------------

                       INFORMATION INCLUDED IN THE REPORT


ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE
ITEM 12.  RESULTS  OF  OPERATIONS  AND  FINANCIAL
CONDITION

     Registrant has reported its results of operations for the three months ended July 31, 2003, as described in Registrant's news release dated August 20, 2003, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

     This information is being filed pursuant to Item 5. Other Events and Required FD Disclosure and is being provided under Item 12. Results of Operations and Financial Condition.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

     Exhibit No.    Document
     -----------    --------

     99.1 Press release issued by the Registrant dated August 20, 2003.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                EATON VANCE CORP.
                                (Registrant)


Date: August 20, 2003           /s/ William M. Steul
      --------------------      ------------------------------------------------
                                William M. Steul, Chief Financial Officer

                                  EXHIBIT INDEX


     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:


Exhibit No.     Description
-----------     -----------

99.1            Copy of Registrant's news release dated August 20, 2003.

                                                                    EXHIBIT 99.1

--------------------------------------------------
NEWS RELEASE
--------------------------------------------------
               Eaton Vance Corp.
               The Eaton Vance Building
{LOGO}         255 State Street, Boston, MA  02109
               (617) 482-8260
               Contact: William M. Steul
--------------------------------------------------




                                                               August 20, 2003

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                                EATON VANCE CORP.
                REPORT FOR THE THREE MONTHS AND NINE MONTHS ENDED
                                  JULY 31, 2003

BOSTON, MA--Eaton Vance Corp. reported diluted earnings per share of $0.38 in the third quarter of fiscal 2003 compared to diluted earnings per share of $0.44 in the third quarter of fiscal 2002. For the first nine months of fiscal 2003, the Company earned $1.10 per diluted share compared to $1.35 per diluted share last year.

Assets under management of $64.3 billion at the end of the third quarter of fiscal 2003 were $9.6 billion or 17 percent greater than the $54.8 billion of assets under management at the end of the third quarter last year. During the 12-month period ended July 31, 2003, long-term fund and separate account net inflows contributed $8.4 billion and market appreciation contributed $2.4 billion to the increase in assets under management. The impact of market depreciation in the third and fourth quarters of last year was not fully recovered until the third quarter this year. Consequently, average assets under management were the same at $58.3 billion in the first three quarters of fiscal 2003 and in the first three quarters of last year.

Net inflows of long-term fund assets and separate account assets were $5.7 billion in the first nine months of fiscal 2003 and $2.2 billion in the first nine months of fiscal 2002. Long-term fund net inflows of $5.1 billion in the first nine months of 2003 benefited from the successful offering of nine closed-end municipal bond funds that added $0.7 billion of new assets in the first quarter and the record-setting $3.1 billion offering of the innovative new closed-end Eaton Vance Limited Duration Income Fund in the third quarter. Tables 1, 2 and 3 (attached) summarize assets under management and asset flows by investment objective. As can be seen in Table 3, all long-term fund asset classes and separate accounts had positive net flows in the third quarter and the first nine months of fiscal 2003.

Fiscal 2003 year-to-date revenue decreased by $19.5 million or 5 percent to $379.7 million as a result of flat average assets under management in the first nine months of fiscal 2003 compared to the first nine months of fiscal 2002 and changes in the mix of assets under management affecting distribution and service fee revenue. Investment adviser and administration fees declined $1.2 million or 1 percent to $212.7 million. Distribution and underwriter fees decreased $15.3 million or 12 percent, reflecting the continuing shift in managed assets from Class B mutual fund shares to other mutual fund share classes and assets with low or no distribution fees. Service fee revenue declined $5.3 million or 9 percent in the first nine months of fiscal 2003 because of the decline in mutual fund assets that pay service fees. Other income increased 180 percent to $3.7 million primarily because of reimbursement payments for certain fund shareholder services now performed by the Company, and investment income from a consolidated investment company in which Eaton Vance is the majority shareholder.

Operating  expenses  in the first  three  quarters  of fiscal  2003  increased 3 percent to $261.8 million. Compensation expense increased 20 percent in the third quarter and 5 percent year-to-date primarily because of higher sales incentives associated with the increase in fund and separate account sales. Amortization of deferred sales commissions increased 2 percent primarily due to adjustments made to better align amortization expense with projected distribution fee revenue. Service fee expense decreased 2 percent reflecting the decline in the fund assets under management for which these expenses apply. Other expenses increased 10 percent primarily because of non-recurring expenses related to the Company's successful offering of nine closed-end municipal bond funds, higher fund expenses, marketing, travel and promotion expenses, and higher audit and consulting fees. Operating income in the first three quarters of fiscal 2003 declined 19 percent to $117.9 million.

Net income in the first three quarters of fiscal 2003 declined 20 percent to $77.5 million. Interest income declined 40 percent because of lower short-term interest rates in the first nine months of fiscal 2003 compared to the same period last year. Interest expense increased 23 percent primarily due to an additional 2.5 percent per annum of cash interest paid by Eaton Vance Management on its exchangeable notes. Gains on the sale of investments increased 81 percent to $2.3 million. The Company's effective tax rate was 35 percent in both the first nine months of fiscal 2003 and the first nine months of fiscal 2002.

Cash and cash equivalents and short-term investments were $270.7 million on July 31, 2003 and $255.9 million on July 31, 2002. The Company's strong operating cash flow in the last 12 months allowed it to reduce its long-term debt by $92.3 million or 42 percent to $125.4 million, and pay $74.0 million in federal and state income taxes (including reducing the deferred tax liability by $23.7 million to $35.5 million), $71.6 million in sales commissions, $37.5 million to repurchase 1,312,900 shares of its non-voting common stock and $21.6 million in dividends to shareholders. There are no outstanding borrowings against the Company's $170.0 million credit facility.

Short-term investments on July 31, 2003 included the investment holdings of the $124.4 million Eaton Vance Institutional Short-term Income Fund. The Company had a $100.2 million investment in the fund. Because Eaton Vance is the majority investor it is required to consolidate the fund in its financial statements. Minority interest of $23.4 million on July 31, 2003 includes $22.1 million of minority interest in the Eaton Vance Institutional Short-term Income Fund.

During the first nine months of fiscal year 2003, the Company used $23.3 million of its cash to repurchase and retire 793,200 shares of its non-voting common stock. Approximately 1.5 million shares remain of the current 4.0 million-share repurchase authorization.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as "forward-looking statements." The Company's actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company's filings with the Securities and Exchange Commission.

                                                     Eaton Vance Corp.
                                              Summary of Results of Operations
                                          (in thousands, except per share amounts)


                                                          Three Months Ended                         Nine Months Ended
                                                 -------------------------------------        ----------------------------------
                                                  July 31,        July 31,       %           July 31,     July 31,        %
                                                   2003            2002        Change          2003         2002        Change
                                                  ---------       ---------    --------      ---------    ---------     --------
Revenue:
     Investment adviser and administration fees   $ 75,687        $ 70,518        7.3%      $ 212,696    $ 213,896        (0.6)%
     Distribution and underwriter fees              37,605          40,168       (6.4)        108,833      124,132       (12.3)
     Service fees                                   19,179          19,522       (1.8)         54,458       59,809        (8.9)
     Other income                                    1,433             465      208.2           3,727        1,330       180.2
                                                  ---------       ---------    --------      ---------    ---------     --------
     Total revenue                                 133,904         130,673        2.5         379,714      399,167        (4.9)
                                                  ---------       ---------    --------      ---------    ---------     --------
Expenses:
     Compensation of officers and employees         30,735          25,546       20.3          81,256       77,335         5.1
     Amortization of deferred sales commissions     21,139          20,328        4.0          64,168       62,765         2.2
     Service fee expense                            17,518          16,722        4.8          48,748       49,840        (2.2)
     Distribution fee expense                        8,552           7,824        9.3          23,878       23,608         1.1
     Other expenses                                 15,088          13,847        9.0          43,788       39,769        10.1
                                                  ---------       ---------    --------      ---------    ---------     --------
     Total expenses                                 93,032          84,267       10.4         261,838      253,317         3.4
                                                  ---------       ---------    --------      ---------    ---------     --------
Operating Income                                    40,872          46,406      (11.9)        117,876      145,850       (19.2)

Other Income/(Expense):
     Interest income                                 1,252           3,447      (63.7)          4,189        6,951       (39.7)
     Interest expense                               (1,430)         (1,336)       7.0          (4,334)      (3,514)       23.3
     Gain (loss) on investments                        353            (107)    (429.9)          2,303        1,276        80.5
     Foreign currency gain                               2               -        n/a              42            -         n/a
     Equity in net income (loss) of affiliates         160             207      (22.7)            (51)         226      (122.6)
                                                  ---------       ---------    --------      ---------    ---------     --------
Income Before Minority Interest and Income Taxes    41,209          48,617      (15.2)        120,025      150,789       (20.4)

Minority Interest in Income                           (398)           (648)     (38.6)           (871)      (1,237)      (29.6)
                                                  ---------       ---------    --------      ---------    ---------     --------
Income Before Income Taxes                          40,811          47,969      (14.9)        119,154      149,552       (20.3)

Income Taxes                                        14,284          16,788      (14.9)         41,704       52,343       (20.3)
                                                  ---------       ---------    --------      ---------    ---------     --------
Net Income                                        $ 26,527        $ 31,181      (14.9)      $  77,450    $  97,209       (20.3)
                                                  =========       =========    ========      =========    =========     ========
Earnings Per Share:
     Basic                                        $   0.39        $   0.45      (13.3)      $    1.12    $    1.40       (20.0)
                                                  =========       =========    ========      =========    =========     ========
     Diluted                                      $   0.38        $   0.44      (13.6)      $    1.10    $    1.35       (18.5)
                                                  =========       =========    ========      =========    =========     ========
Dividends Declared, Per Share                     $ 0.1200        $ 0.0725       65.5       $  0.2800    $  0.2175        28.7
                                                  =========       =========    ========      =========    =========     ========
Weighted Average Shares Outstanding:
     Basic                                          68,876          69,161       (0.4)         69,041       69,226        (0.3)
                                                  =========       =========    ========      =========    =========     ========
     Diluted                                        70,465          71,194       (1.0)         70,303       71,759        (2.0)
                                                  =========       =========    ========      =========    =========     ========

                                              Eaton Vance Corp.
                                                Balance Sheet
                                   (in thousands, except per share figures)

                                                                July 31,    October 31,  July 31,
                                                                  2003         2002        2002
                                                                ----------   ----------  ----------
ASSETS

Current Assets:
Cash and cash equivalents                                       $ 130,726    $ 144,078   $ 160,845
Short-term investments                                            139,980       43,886      95,024
Investment adviser fees and other receivables                      22,911       19,502      19,911
Other current assets                                                4,405        6,101       2,237
                                                                ----------   ----------  ----------
      Total current assets                                        298,022      213,567     278,017
                                                                ----------   ----------  ----------

Other Assets:
Deferred sales commissions                                        210,068      239,048     250,454
Goodwill                                                           69,467       69,467      69,464
Other intangible assets, net                                       37,120       37,296      37,793
Long-term investments                                              32,353       39,982      38,757
Equipment and leasehold improvements, net                          12,153       13,897      14,233
Other assets                                                        3,105        3,362       5,590
                                                                ----------   ----------  ----------
      Total other assets                                          364,266      403,052     416,291
                                                                ----------   ----------  ----------
Total assets                                                    $ 662,288    $ 616,619   $ 694,308
                                                                ==========   ==========  ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accrued compensation                                            $  23,793    $  31,899   $  24,845
Accounts payable and accrued expenses                              21,959       16,324      17,372
Dividend payable                                                    8,257        5,522       5,013
Current portion of long-term debt                                   7,143        7,143      94,115
Other current liabilities                                           8,291        7,382       4,912
                                                                ----------   ----------  ----------
      Total current liabilities                                    69,443       68,270     146,257
                                                                ----------   ----------  ----------
Long-term Liabilities:
Long-term debt                                                    118,291      124,118     123,633
Deferred income taxes                                              35,479       50,531      59,210
                                                                ----------   ----------  ----------
      Total long-term liabilities                                 153,770      174,649     182,843
                                                                ----------   ----------  ----------
      Total liabilities                                           223,213      242,919     329,100
                                                                ----------   ----------  ----------
Minority interest                                                  23,426        1,398       1,485
                                                                ----------   ----------  ----------
Commitments and contingencies                                           -            -           -

Shareholders' Equity:
   Common stock, par value $0.0078125 per share:
      Authorized, 640,000 shares
      Issued, 154,880 shares                                            1            1           1
   Non-voting common stock, par value $0.0078125 per share:
      Authorized, 95,360,000 shares
      Issued, 68,813,555, 69,102,459 and 69,220,824 shares,
      respectively                                                    538          540         541
   Notes receivable from stock option exercises                    (3,059)      (3,530)     (3,258)
   Deferred compensation                                           (1,275)      (2,100)     (2,375)
   Accumulated other comprehensive income                             814        2,585       2,963
   Retained earnings                                              418,630      374,806     365,851
                                                                ----------   ----------  ----------
      Total shareholders' equity                                  415,649      372,302     363,723
                                                                ----------   ----------  ----------
Total liabilities and shareholders' equity                      $ 662,288    $ 616,619   $ 694,308
                                                                ==========   ==========  ==========

                                    Table 1
                            Asset Flows (in millions)
                        Twelve Months Ended July 31, 2003


Assets 7/31/2002 - Beginning of Period          $ 54,765
  Long-term Fund Sales/Inflows                    13,745
  Long-term Fund Redemptions/Outflows             (6,447)
  Long-term Fund Net Exchanges                      (141)
  Long-term Fund Mkt. Appreciation                 1,577
  Institutional/HNW Account Inflows                1,913
  Institutional/HNW Account Outflows              (1,335)
  Retail Managed Account Inflows                     760
  Retail Managed Account Outflows                   (238)
  Separate Accounts Mkt. Value Change                791
  Change in Money Market Funds                    (1,068)
                                                ---------
  Net Change                                       9,557
                                                ---------
Assets 7/31/2003 - End of Period                $ 64,322
                                                =========



                                     Table 2
                             Assets Under Management
                      By Investment Objective (in millions)

                   ----------------------------------------------
                   July 31, October 31,   %     July 31,     %
                     2003     2002      Change    2002     Change
                   ----------------------------------------------
Equity Funds       $ 25,407  $ 22,910     11%  $ 23,684       7%
Fixed Income Funds   17,580    13,302     32%    10,573      66%
Bank Loan Funds       8,419     7,687     10%     8,415       0%
Money Market Funds      424       910    -53%     1,492     -72%
Separate Accounts    12,492    10,802     16%    10,601      18%
                   ----------------------------------------------
Total              $ 64,322  $ 55,611     16%  $ 54,765      17%
                   ==============================================

                                                        Table 3
                                    Asset Flows by Investment Objective (in millions)

                                                       Three Months Ended                   Nine Months Ended
                                                    --------------------------          ---------------------------
                                                    July 31,         July 31,           July 31,          July 31,
                                                      2003             2002              2003               2002
                                                    --------------------------          ---------------------------
Equity Fund Assets - Beginning of Period             $ 23,372        $ 27,540           $ 22,910          $ 25,277
  Sales/Inflows                                           881           1,342              2,116             3,773
  Redemptions/Outflows                                   (597)         (1,094)            (1,893)           (2,326)
  Exchanges                                                32            (180)               (59)             (142)
  Market Value Change                                   1,719          (3,924)             2,333            (2,898)
                                                    --------------------------          ---------------------------
  Net Change                                            2,035          (3,856)             2,497            (1,593)
                                                    --------------------------          ---------------------------
Equity Assets - End of Period                        $ 25,407        $ 23,684           $ 25,407          $ 23,684
                                                    --------------------------          ---------------------------

Fixed Income Fund Assets - Beginning of Period         15,573          10,397             13,302            10,165
  Sales/Inflows                                         3,033             568              5,714             1,686
  Redemptions/Outflows                                   (612)           (416)            (1,495)           (1,074)
  Exchanges                                               (69)            108                 60               277
  Market Value Change                                    (345)            (84)                (1)             (481)
                                                    --------------------------          ---------------------------
  Net Change                                            2,007             176              4,278               408
                                                    --------------------------          ---------------------------
Fixed Income Assets - End of Period                  $ 17,580        $ 10,573           $ 17,580          $ 10,573
                                                    --------------------------          ---------------------------

Bank Loan Fund Assets - Beginning of Period             7,156           8,830              7,687             9,582
  Sales/Inflows                                         1,485             236              1,846               792
  Redemptions/Outflows                                   (339)           (531)            (1,217)           (1,657)
  Exchanges                                                15             (42)               (78)             (179)
  Market Value Change                                     102             (78)               181              (123)
                                                    --------------------------          ---------------------------
  Net Change                                            1,263            (415)               732            (1,167)
                                                    --------------------------          ---------------------------
Bank Loan Assets - End of Period                     $  8,419        $  8,415           $  8,419          $  8,415
                                                    --------------------------          ---------------------------

Long-Term Fund Assets - Beginning of Period            46,101          46,767             43,899            45,024
  Sales/Inflows                                         5,399           2,146              9,676             6,251
  Redemptions/Outflows                                 (1,548)         (2,041)            (4,605)           (5,057)
  Exchanges                                               (22)           (114)               (77)              (44)
  Market Value Change                                   1,476          (4,086)             2,513            (3,502)
                                                    --------------------------          ---------------------------
  Net Change                                            5,305          (4,095)             7,507            (2,352)
                                                    --------------------------          ---------------------------
Total Long-Term Fund Assets - End of Period          $ 51,406        $ 42,672           $ 51,406          $ 42,672
                                                    --------------------------          ---------------------------

Separate Accounts - Beginning of Period                11,376          11,372             10,802            10,468
  Institutional/ HNW Account Inflows                      508             637              1,379             1,446
  Institutional/ HNW Account Outflows                    (220)           (348)            (1,169)             (939)
  Retail Managed Account Inflows                          196             246                591               544
  Retail Managed Account Outflows                        (112)            (40)              (195)              (62)
  Separate Accounts Market Value Change                   744          (1,266)             1,084              (856)
                                                    --------------------------          ---------------------------
  Net Change                                            1,116            (771)             1,690               133
                                                    --------------------------          ---------------------------
Separate Accounts - End of Period                    $ 12,492        $ 10,601           $ 12,492          $ 10,601
                                                    --------------------------          ---------------------------
Money Market Fund Assets - End of Period                  424           1,492                424             1,492
                                                    --------------------------          ---------------------------
Total Assets Under Management - End of Period        $ 64,322        $ 54,765           $ 64,322          $ 54,765
                                                    ==========================          ===========================